Exhibit 99.1

CORRECTING and REPLACING - Altra Reports Second Quarter 2022 Results

Broad-Based Demand & Strong Execution Support Sales of $498.1M

Pricing Initiatives Offset Inflationary Pressures

Balance Sheet Strength Highlighted by Leverage Ratio Returning to Low End of Target Range

Updates 2022 Guidance

BRAINTREE, Mass., July 28, 2022 (GLOBE NEWSWIRE) -- Altra Industrial Motion Corp. (Nasdaq: AIMC) (“Altra” or the “Company”), a leading global manufacturer and supplier of motion control, power transmission and automation products, today announced unaudited financial results for the second quarter ended June 30, 2022.

Q2 2022 Financial Highlights

Includes contribution of divested Jacobs Vehicle Systems ("JVS") business through April 8, 2022

	Q2 2022	Q2 2021	YOY Change
Net sales	$498.1M	$488.6M	1.9%

•  Q2 2022 Organic Sales Growth was 3.1% for the combined business compared with the second quarter of 2021. Q2 2022 Pro Forma Organic Sales Growth was 13.8% for the combined business compared with the second quarter of 2021.*

•  Q2 2022 Power Transmission Technologies (PTT) segment Organic Sales were up 10.6%; Automation & Specialty (A&S) segment Organic Sales were down 3.8% compared with the prior year. Pro Forma Organic Sales for A&S were up 17.8% compared with the prior year.*

•  Pro Forma Q2 2022 North America Organic Sales up 8.2%, Europe up 20.0% and Asia-Pacific/Rest of World up 19.6% compared with the prior year.*

GAAP Net Income	$26.3M	$40.8M	(35.5%)
Non-GAAP Net Income*	$55.0M	$58.5M	(6.0%)
Earnings per diluted share	$0.40	$0.62	(35.5%)
Non-GAAP Earnings per diluted share*	$0.84	$0.89	(5.6%)
Non-GAAP Adjusted EBITDA*	$97.1M	$102.6M	(5.4%)
Non-GAAP Adjusted EBITDA Margin*	19.5%	21.0%	(150 bps)
Operating Income Margin	12.8%	13.4%	(60 bps)
Non-GAAP Operating Income Margin*	16.4%	17.3%	(90 bps)
Cash Flow from Operations	$32.1M	$63.9M	(49.8%)
Non-GAAP Adjusted Free Cash Flow*	$34.3M	$56.0M	(38.8%)

Q2 2022 Pro Forma Financial Highlights

Excludes contribution of divested JVS business*

	Q2 2022	Q2 2021	YOY Change
Pro Forma Net Sales*	$491.8M	$436.5M	12.7%
Pro Forma Non-GAAP Earnings per diluted share*	$0.84	$0.74	13.5%
Pro Forma Non-GAAP Adjusted EBITDA*	$96.6M	$88.3M	9.4%
Pro Forma Non-GAAP Adjusted EBITDA Margin*	19.6%	20.2%	(60 bps)
Pro Forma Non-GAAP Operating Income Margin*	16.5%	16.8%	(30 bps)

Management Comments

“Our second-quarter results reflect the resilience of our business model as we continue to transform Altra into a premier industrial company and technology leader,” said Carl Christenson, Altra’s Chairman and Chief Executive Officer. “The Altra team once again did an exceptional job executing our long-term business strategy while mitigating near-term supply chain, labor constraints and inflation headwinds. As a result, we delivered strong Q2 results highlighted by double-digit sales and Non-GAAP earnings per diluted share growth on a pro-forma basis, positive cash flows, and a record-level backlog supported by strong incoming order rates.

“During the quarter, margins remained relatively steady as our pricing and surcharge initiatives offset the effects of rising inflation. We have implemented additional pricing actions to continue to protect margins and we will take further action if necessary.

“We continue to execute our strategy to strengthen our balance sheet and position our portfolio with highly engineered products in the motion control and power transmission markets. We have made great progress with the integration of our Nook acquisition – a testament to our ability to identify and execute on value-adding M&A opportunities. We are on track to achieve targeted synergies and are thrilled with the caliber of the people, systems and technology that came with the acquisition. We also closed on the JVS divestiture on April 8th and used proceeds from the sale to pay down debt and further reduce our leverage and expect our efforts to lower our leverage to continue throughout the remainder of the year.

“Although economic signals point to increased uncertainty, we believe the underlying health of our Company and our industry remain very strong. We are seeing pent-up demand and CapEx investments being made across many markets, including late cycle and automation, and expect that to continue. We are also confident that Altra is well-positioned to navigate through this period as we have demonstrated in the past. We have a clear strategy, an exceptional team, a proven operational playbook and a track record of driving growth, margin expansion and strong cashflow through a range of market conditions.”

Business Outlook

Christenson concluded, “Today we are updating our 2022 guidance. Notably, we continue to expect earnings to be equal or higher compared to the prior year, despite a $194 million revenue reset related to the JVS divestiture.”

Altra is providing updated guidance for the full year 2022 as follows:

	Updated 2022 Guidance (Including JVS contribution through April 8, 2022)		Pro Forma Updated 2022 Guidance* (Excluding JVS contribution through April 8, 2022)		Prior 2022 Guidance (Excluding JVS contribution )
	Low	High	Low	High	Low	High
Full Year Sales	$1,931.8	$1,971.8	$1,880.0	$1,920.0	$1,855.0	$1,895.0
GAAP Diluted EPS	$2.33	$2.42	$2.31	$2.40	$2.54	$2.64
Non-GAAP Diluted EPS*	$3.35	$3.50	$3.22	$3.37	$3.22	$3.37
Non-GAAP Adjusted EBITDA*	$388.5	$403.5	$378.7	$393.7	$378.7	$393.7
Tax Rate	22%	24%	22%	24%	22%	23%
Capital Expenditures	$50.0	$55.0	$50.0	$55.0	$50.0	$55.0
Depreciation and Amortization	$95.0	$100.0	$95.0	$100.0	$95.0	$100.0
Non-GAAP Adjusted Free Cash Flow*	$100.0	$125.0	$100.0	$125.0	$125.0	$140.0

*Reconciliations of Non-GAAP Disclosures

(Amounts in Millions of Dollars, except per share information)

*Reconciliation of Non-GAAP Net Income:

	Quarter Ended June 30,				Year to Date Ended June 30,
	2022		2021		2022		2021
Net income	$26.3		$40.8		$71.1		$80.0

Restructuring costs	$0.5		$0.8		$0.9		$1.7
Acquisition related stock compensation expense	—		0.2		—		0.5
Acceleration of stock compensation expense upon retirement	—		—		0.6		—
Acquisition related amortization expense	13.8		17.7		27.8		35.3
Non-cash amortization of interest rate swap expense	—		3.0		—		6.1
Acquisition related expenses	0.4		0.4		0.6		0.4
Amortization of inventory fair value adjustment	1.2		—		2.4		—
Tax impact of above adjustments	(3.7)	(1)	(4.4)	(2)	(7.6)	(3)	(9.0)	(4)
Impairment charges	2.2		—		8.3		—
Tax expense due to asset held for sale impairment charge	14.3		—		10.5
Non-GAAP Net Income*	$55.0		$58.5		$114.6		$115.0
Non-GAAP Earnings Per Diluted Share*	$0.84		$0.89		$1.75		$1.75

Reconciliation of Pro Forma Non-GAAP Diluted Earnings Per Share:
Non-GAAP Earnings Per Diluted Share*	$0.84		$0.89		$1.75		$1.75
JVS Non-GAAP Earnings Per Diluted Share*	(0.00)		(0.15)		(0.13)		(0.34)
Pro Forma Non-GAAP Earnings Per Diluted Share*	$0.84		$0.74		$1.62		$1.41
(1) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 23.3% by the above items.
(2) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 20.0% by the above items.
(3) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 23.5% by the above items.
(4) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 20.5% by the above items.

*Reconciliation of Non-GAAP Free Cash Flow and Non-GAAP Adjusted Free Cash Flow:

	Quarter Ended June 30,		Year to Date Ended June 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net cash flows from operating activities	$32.1	$63.9	$7.2	$100.1
Purchase of property, plant and equipment	(12.8)	(7.9)	(30.6)	(17.5)
Non-GAAP Free Cash Flow*	$19.3	$56.0	$(23.4)	$82.6
JVS transaction costs paid	4.3	—	4.3	—
Tax paid for JVS divestiture	10.7	—	10.7	—
Non-GAAP Adjusted Free Cash Flow*	$34.3	$56.0	$(8.4)	$82.6

*Reconciliation of Net Debt:

	June 30, 2022	December 31, 2021
Total gross debt	$1,087.7	$1,414.3
Cash and cash equivalents	(192.9)	(246.1)
Net Debt*	$894.8	$1,168.2

*Reconciliation of Organic Sales and Organic Sales Growth:

	Quarter Ended June 30, 2022		Quarter Ended June 30, 2022
Net sales	$498.1	Net sales growth	1.9%
Foreign currency translation	(18.0)	Foreign currency translation	-3.7%
Nook acquisition	(12.6)	Nook acquisition	-2.5%
Organic Sales*	$503.5	Organic Sales Growth*	3.1%
Reconciliation of Pro Forma Organic Sales:		Reconciliation of Pro Forma Organic Sales Growth:
Net sales	$498.1	Net sales growth	1.9%
JVS net sales	(6.3)	JVS net sales	10.8%
Pro Forma Net Sales*	$491.8	Pro Forma Net Sales growth*	12.7%
Foreign currency translation	(17.4)	Foreign currency translation	-4.0%
Nook acquisition	(12.6)	Nook acquisition	-2.9%
Pro Forma Organic Sales*	$496.6	Pro Forma Organic Sales Growth*	13.8%

*Reconciliation of Non-GAAP Income from Operations and Non-GAAP Income from Operations Margin:

	Quarter Ended June 30,		Year to Date Ended June 30,
	2022	2021	2022	2021
Income from operations	$63.7	$65.5	$131.3	$130.6
Income from operations as a percent of net sales	12.8%	13.4%	13.0%	13.6%
Restructuring costs	$0.5	$0.8	$0.9	$1.7
Acquisition related stock compensation expense	—	0.2	—	0.5
Acceleration of stock compensation expense upon retirement	—	—	0.6	—
Acquisition related amortization expense	13.8	17.7	27.8	35.3
Acquisition related expenses	0.4	0.4	0.6	0.4
Impairment charges	2.2	—	8.3	—
Amortization of inventory fair value adjustment	1.2	—	2.4
Non-GAAP Income From Operations*	$81.8	$84.6	$171.9	$168.5
Non-GAAP Income From Operations as a percent of net sales	16.4%	17.3%	17.0%	17.5%

Reconciliation of Pro Forma Non-GAAP Income From Operations:
Non-GAAP Income From Operations*	$81.8	$84.6	$171.9	$168.5
JVS Non-GAAP Income From Operations	(0.6)	(11.3)	(9.9)	(26.0)
Pro Forma Non-GAAP Income From Operations*	$81.2	$73.3	$162.0	$142.5
Pro Forma Non-GAAP Income From Operations as a percent of Pro Forma Net Sales*	16.5%	16.8%	16.9%	16.8%

*Reconciliation of Non-GAAP Operating Income and Non-GAAP Operating Income Margin:

Selected Statement of Income Data
	Quarter Ended June 30, 2022			Quarter Ended June 30, 2021
	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*
Net sales	$498.1	$—	$498.1	$488.6	$—	$488.6
Cost of sales	324.9	1.2	323.7	312.7	—	312.7
Gross profit	173.2	1.2	174.4	175.9	—	175.9
Operating expenses
Selling, general & administrative expenses	90.8	14.2	76.6	93.5	18.3	75.2
Impairment charges	2.2	2.2	—	—	—	—
Research and development expenses	16.0	—	16.0	16.1	—	16.1
Restructuring costs	0.5	0.5	—	0.8	0.8	—
Income from operations	$63.7	$18.1	$81.8	$65.5	$19.1	$84.6

GAAP and Non-GAAP Income From Operations as a percent of net sales*	12.8%		16.4%	13.4%		17.3%
Reconciliation of Pro Forma Income From Operations:
Income from operations	$63.7	$18.1	$81.8	$65.5	$19.1	$84.6
JVS GAAP and Non-GAAP Income From Operations*	(0.6)	—	(0.6)	(7.0)	(4.3)	(11.3)
Pro Forma Income From Operations*	$63.1	$18.1	$81.2	$58.5	$14.8	$73.3
Pro Forma GAAP and Pro Forma Non-GAAP Income From Operations as a percent of Pro Forma Net Sales*	12.8%		16.5%	13.4%		16.8%

	Year to Date Ended June 30, 2022			Year to Date Ended June 30, 2021
	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*
Net sales	$1,009.8	$—	$1,009.8	$960.7	$—	$960.7
Cost of sales	656.3	2.4	653.9	613.1	—	613.1
Gross profit	353.5	2.4	355.9	347.6	—	347.6
Operating expenses
Selling, general & administrative expenses	179.4	29.0	150.4	183.3	36.2	147.1
Impairment of goodwill and intangible asset	8.3	8.3	—	—	—	—
Research and development expenses	33.6	—	33.6	32.0	—	32.0
Restructuring costs	0.9	0.9	—	1.7	1.7	—
Income from Operations	$131.3	$40.6	$171.9	$130.6	$37.9	$168.5
GAAP and Non-GAAP Income From Operations as a percent of net sales	13.0%		17.0%	13.6%		17.5%
Reconciliation of Pro Forma Income From Operations:
Income from operations	$131.3	$40.6	$171.9	$130.6	$37.9	$168.5
JVS GAAP and Non-GAAP Income From Operations*	(3.8)	(6.1)	(9.9)	(17.5)	(8.5)	(26.0)
Pro Forma Income From Operations*	$127.5	$34.5	$162.0	$113.1	$29.4	$142.5
Pro Forma GAAP and Pro Forma Non-GAAP Income From Operations as a percent of Pro Forma Net Sales*	13.3%		16.9%	13.4%		16.8%

*Reconciliation of Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA Margin:

	Quarter Ended June 30,
	2022	2021
Net income	$26.3	$40.8

Gain on foreign currency and other, net	(0.8)	(0.8)
Impairment charges	2.2	—
Tax expense	27.5	9.9
Interest expense	11.8	16.5
Depreciation expense	9.9	13.3
Acquisition related expenses	0.4	0.4
Acquisition related amortization expense	13.8	17.7
Stock compensation expense	4.3	4.0
Restructuring costs	0.5	0.8
Amortization of inventory fair value adjustment	1.2	—
Non-GAAP Adjusted EBITDA*	$97.1	$102.6
Non-GAAP Adjusted EBITDA as a percent of net sales*	19.5%	21.0%

Reconciliation of Pro Forma Non-GAAP Adjusted EBITDA
Non-GAAP Adjusted EBITDA*	$97.1	$102.6
JVS Non-GAAP Adjusted EBITDA	(0.5)	(14.3)
Pro Forma Non-GAAP Adjusted EBITDA*	$96.6	$88.3
Pro Forma Non-GAAP Adjusted EBITDA as a percent of Pro Forma Net Sales*	19.6%	20.2%

*Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Profit Margin:

	Quarter Ended June 30,		Year to Date Ended June 30,
	2022	2021	2022	2021
Gross profit	$173.2	$175.9	$353.5	$347.6
Gross profit as a percent of net sales	34.8%	36.0%	35.0%	36.2%
Amortization of inventory fair value adjustment	1.2	—	2.4	—
Non-GAAP Gross Profit*	$174.4	$175.9	$355.9	$347.6
Non-GAAP Gross Profit as a percent of net sales*	35.0%	36.0%	35.2%	36.2%

Reconciliation of Pro Forma Non-GAAP Gross Profit:
Non-GAAP Gross Profit*	$174.4	$175.9	$355.9	$347.6
JVS gross profit	(0.7)	(14.1)	(13.2)	(31.8)
Pro Forma Non-GAAP Gross Profit*	$173.7	$161.8	$342.7	$315.8
Pro Forma Non-GAAP Gross Profit as a percent of Pro Forma Net Sales*	35.3%	37.1%	35.8%	37.3%

*Reconciliation of Pro Forma Net Income and Diluted Earnings Per Share and 2022 Non-GAAP Net Income Guidance and Non-GAAP Diluted EPS Guidance:

	Projected Fiscal Year 2022 Net Income	Projected Fiscal Year 2022 Diluted EPS
Net income and diluted earnings per share	$152.1-$157.8	$2.33 - $2.42
Pro Forma impact of JVS divestiture, net of tax	(1.2)	(0.02)
Pro Forma Net Income and Diluted Earnings Per Share	$150.9-$156.6	$2.31 - $2.40
Restructuring costs	5.5 - 7.5
Acquisition related expenses	0.6 - 1.0
Amortization of inventory fair value adjustment	2.4
Acquisition related amortization expense	52.0 - 55.0
Acceleration of stock compensation expense upon retirement	0.6
Tax impact of above adjustments (1) (2)	(13.3) - (14.5)
Impairment charges	8.3
Tax expense due to asset held for sale impairment charge	10.5
Non-GAAP Net Income and Non-GAAP Diluted EPS Guidance*	$218.7 - $228.6	$3.35 - $3.50
Pro Forma impact of JVS divestiture, net of tax	(8.5)	(0.13)
Pro Forma Non-GAAP Net Income and Pro Forma Non-GAAP Diluted EPS Guidance*	$210.2 - $220.1	$3.22 - $3.37
(1) Adjustments are pre-tax, with net tax impact listed separately
(2) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 22.0 - 23.0% by the above items

*Reconciliation of 2022 Non-GAAP Adjusted EBITDA Guidance:

Fiscal Year 2022
Net income	$152.1 - $157.8
Acquisition related expenses	0.6 - 1.0
Interest expense	48.0 - 50.0
Tax expense	61.6 - 60.5
Depreciation expense	43.0 - 45.0
Impairment charges	8.3
Stock based compensation	15.0 - 16.0
Restructuring costs	5.5 - 7.5
Acquisition related amortization expense	52.0 - 55.0
Amortization of inventory fair value adjustment	2.4
Non-GAAP Adjusted EBITDA*	$388.5 - $403.5
Pro Forma impact of JVS divestiture, net of tax	(9.8)
Pro Forma Non-GAAP Adjusted EBITDA*	$378.7 - $393.7

*Reconciliation of 2022 Non-GAAP Adjusted Free Cash Flow Guidance:

Fiscal Year 2022
Net cash flows from operating activities	$150.0 - $180.0
Purchase of property, plant and equipment	(50.0) - (55.0)
Non-GAAP Adjusted Free Cash Flow Guidance*	$100.0 - $125.0

Conference Call

The company will conduct an investor conference call to discuss its unaudited second quarter financial results on Thursday, July 28, 2022 at 11:00 a.m. ET. The public is invited to listen to the conference call by dialing (844) 200-6205 domestically or (929) 526-1599 for international access and asking to participate in the ALTRA conference call (Event Access Code: 576044). A live webcast of the call will be available in the "Investor Relations" section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under presentations in the Investor Relations section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call on Thursday, July 28, 2022 through midnight on August 11, 2022. To listen to the replay, dial (866) 813-9403 domestically or +44 (204) 525-0658 for international access (Conference ID: 992757). A webcast replay also will be available.

About Altra Industrial Motion Corp.

Altra Industrial Motion Corp. is a premier industrial global manufacturer and supplier of highly engineered motion control, automation, and power transmission systems and components. Altra's portfolio consists of 26 well-respected brands including Bauer Gear Motor, Boston Gear, Kollmorgen, Portescap, Stromag, Svendborg Brakes, TB Wood's, Thomson and Warner Electric. Headquartered in Braintree, Massachusetts, Altra has over 9,000 employees and 47 production facilities in 17 countries around the world.

Altra Industrial Motion Corp.
Consolidated Balance Sheets
In millions of dollars	June 30, 2022	December 31, 2021
Assets:	(Unaudited)
Current assets
Cash and cash equivalents	$192.9	$246.1
Trade receivables, net	271.6	224.5
Inventories	316.1	267.8
Income tax receivable	23.5	11.7
Assets held for sale	-	377.3
Prepaid expenses and other current assets	36.8	40.4
Total current assets	840.9	1,167.8
Property, plant and equipment, net	271.8	275.8
Goodwill	1,520.9	1,564.0
Intangible assets, net	998.0	1,057.2
Deferred income taxes	1.2	2.3
Other non-current assets	17.0	13.5
Operating lease right of use assets	44.4	50.0
Total assets	$3,694.2	$4,130.6
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$183.9	$173.3
Accrued payroll	63.3	81.8
Accruals and other current liabilities	82.0	77.0
Income tax payable	3.7	6.0
Current portion of long-term debt	15.6	11.1
Liabilities held for sale	-	53.0
Operating lease liabilities	13.5	14.3
Total current liabilities	362.0	416.5
Long-term debt, net of current portion	1,070.1	1,401.0
Deferred income taxes	249.5	250.5
Pension liabilities	27.8	29.9
Long-term taxes payable	1.8	2.7
Other long-term liabilities	6.0	7.3
Operating lease liabilities, net of current portion	32.7	37.6
Total stockholders' equity	1,944.3	1,985.1
Total liabilities, and stockholders' equity	$3,694.2	$4,130.6

Reconciliation to operating working capital:
Trade receivables, net	$271.6	$224.5
Inventories	316.1	267.8
Accounts payable	(183.9)	(173.3)
Non-GAAP operating working capital*	$403.8	$319.0

Consolidated Statements of Income Data:	Quarter Ended June 30,		Year to Date Ended June 30,
In millions of dollars	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$498.1	$488.6	$1,009.8	$960.7
Cost of sales	324.9	312.7	656.3	613.1
Gross profit	$173.2	$175.9	$353.5	$347.6
Gross profit as a percent of net sales	34.8%	36.0%	35.0%	36.2%
Selling, general & administrative expenses	90.8	93.5	179.4	183.3
Impairment charges	2.2	—	8.3	—
Research and development expenses	16.0	16.1	33.6	32.0
Restructuring costs	0.5	0.8	0.9	1.7
Income from operations	$63.7	$65.5	$131.3	$130.6
Income from operations as a percent of net sales	12.8%	13.4%	13.0%	13.6%
Interest expense, net	11.8	16.5	23.1	33.4
Other non-operating income, net	(1.9)	(1.7)	(2.0)	(3.2)
Income before income taxes	$53.8	$50.7	$110.2	$100.4
Provision for income taxes	27.5	9.9	39.1	20.4
Income tax rate	51.1%	19.5%	35.5%	20.3%
Net income	$26.3	$40.8	$71.1	$80.0

Weighted Average common shares outstanding:
Basic	65.1	64.8	65.0	64.8
Diluted	65.3	65.4	65.3	65.4
Net income per share:
Basic	$0.40	$0.63	$1.09	$1.23
Diluted	$0.40	$0.62	$1.09	$1.22

Consolidated Statements of Cash Flows:	Year to Date Ended June 30,
In millions of dollars	2022	2021
Cash flows from operating activities
Net income	$71.1	$80.0
Adjustments to reconcile net income to net operating cash flows:
Depreciation	20.1	26.4
Amortization of intangible assets	27.8	35.3
Amortization of deferred financing costs	0.5	2.3
Gain on foreign currency, net	(1.2)	(0.1)
Accretion of debt discount	0.1	0.2
Non-cash amortization of interest rate swap expense	—	6.1
Impairment charges	8.3	—
Unrealized gain on investment in MTEK Industry AB	(0.7)	—
Gain on disposal and other	(0.2)	(0.8)
Expense for deferred taxes	8.1	—
Stock-based compensation	8.2	7.5
Amortization of inventory fair value adjustment	2.4	—
Changes in assets and liabilities:
Trade receivables, net	(68.0)	(19.6)
Inventories	(58.4)	(29.3)
Accounts payable and accrued liabilities	12.5	17.0
Other current assets and liabilities	(16.2)	(25.6)
Other operating assets and liabilities	(2.9)	0.7
JVS transaction costs paid	(4.3)	—
Net cash provided by operating activities	7.2	100.1
Cash flows from investing activities
Purchase of property, plant and equipment	(30.6)	(17.5)
Proceeds from sale of building	—	2.2
Proceeds from sale of JVS business	325.9	—
Investment in MTEK Industry AB	(4.6)	—
Nook Industries acquisition purchase price adjustment	(0.6)	—
Net cash provided by (used in) investing activities	290.1	(15.3)
Cash flows from financing activities
Payments on Revolving Credit Facility	(335.0)	—
Borrowings on Revolving Credit Facility	15.0	—
Payments on Term Loan B Facility	—	(50.0)
Payments on Term Loan A Facility	(5.0)	—
Dividend payments	(10.5)	(7.8)
Net payments on financing leases, mortgages, and other obligations	(0.4)	(1.5)
Net proceeds from China debt	—	2.8
Proceeds from issuance of common stock upon exercise of options	—	2.2
Shares surrendered for tax withholding	(4.1)	(3.1)
Net cash used in financing activities	(340.0)	(57.4)
Effect of exchange rate changes on cash and cash equivalents	(10.5)	(4.0)
Net change in cash and cash equivalents	(53.2)	23.4
Cash and cash equivalents at beginning of period	246.1	254.4
Cash and cash equivalents at end of period	$192.9	$277.8

Reconciliation to Non-GAAP Free Cash Flow:
Net cash flows from operating activities	$7.2	$100.1
Purchase of property, plant and equipment	(30.6)	(17.5)
Non-GAAP Free Cash Flow*	$(23.4)	$82.6
JVS transaction costs paid	4.3	—
Tax paid for JVS divestiture	10.7	—
Non-GAAP Adjusted Free Cash Flow*	$(8.4)	$82.6

Selected Segment Data	Quarter Ended June 30,		Year to Date Ended June 30,
In millions of dollars	2022	2021	2022	2021
Net sales:
Power Transmission Technologies	$252.5	$237.6	$506.2	$458.6
Automation & Specialty	247.3	252.0	506.5	504.1
Inter-segment eliminations	(1.7)	(1.0)	(2.9)	(2.0)
Total	$498.1	$488.6	$1,009.8	$960.7

Income from operations:
Power Transmission Technologies	$37.5	$33.6	$69.8	$61.4
Automation & Specialty	32.1	37.4	67.7	78.8
Corporate	(5.4)	(4.7)	(5.3)	(7.9)
Restructuring costs	(0.5)	(0.8)	(0.9)	(1.7)
Total	$63.7	$65.5	$131.3	$130.6

*Reconciliation of Non-GAAP Income from Operations by Segment:

Selected Segment Data
In millions of dollars	Quarter Ended June 30, 2022					Year to Date Ended June 30, 2022
	Power Transmission Technologies	Automation and Specialty	Corporate	Inter-segment eliminations	Total	Power Transmission Technologies	Automation and Specialty	Corporate	Inter-segment eliminations	Total
Net sales	$252.5	$247.3	$—	$(1.7)	$498.1	506.2	506.5	(2.9)	—	$1,009.8
JVS net sales	—	(6.3)	—	—	(6.3)	—	(51.8)	—	—	(51.8)
Pro Forma Net Sales*	$252.5	$241.0	$—	$(1.7)	$491.8	$506.2	$454.7	$(2.9)	$—	$958.0

Income/(loss) from operations:
Income from operations	$37.4	$31.7	$(5.4)	$—	$63.7	$69.7	$66.9	$(5.3)	$—	$131.3
Restructuring costs	0.1	0.4	—	—	0.5	0.1	0.8	—	—	0.9
Acceleration of stock compensation expense upon retirement	—	—	—	—	—	—	—	0.6	—	0.6
Acquisition related amortization expense	2.0	11.8	—	—	13.8	4.1	23.7	—	—	27.8
Acquisition related expenses	—	—	0.4	—	0.4	—	—	0.6	—	0.6
Impairment charges	—	2.2	—	—	2.2	—	8.3	—	—	8.3
Amortization of inventory fair value adjustment	—	1.2	—	—	1.2	—	2.4	—	—	2.4
Non-GAAP Income From Operations*	$39.5	$47.3	$(5.0)	$—	$81.8	$73.9	$102.1	$(4.1)	$—	$171.9

Non-GAAP Income From Operations as a percentage of Segment net sales*	15.6%	19.1%			16.4%	14.6%	20.2%			17.0%

Reconciliation of Pro Forma Non-GAAP Income From Operations:
Non-GAAP Income From Operations*	$39.5	$47.3	$(5.0)	$—	$81.8	$73.9	$102.1	$(4.1)	$—	$171.9
JVS Non-GAAP Income From Operations	—	(0.6)	—	—	(0.6)	—	(9.9)	—	—	(9.9)
JVS stranded costs	—	1.2	(1.2)	—	—	—	2.3	(2.3)	—	—
Pro Forma Non-GAAP Income From Operations*	$39.5	$47.9	$(6.2)	$—	$81.2	$73.9	$94.5	$(6.4)	$—	$162.0
Pro Forma Non-GAAP Income From Operations as a percent of Pro Forma Net Sales*	15.6%	19.9%			16.5%	14.6%	20.8%			16.9%

Selected Segment Data
In millions of dollars	Quarter Ended June 30, 2021					Year to Date Ended June 30, 2021
	Power Transmission Technologies	Automation and Specialty	Corporate	Inter-segment eliminations	Total	Power Transmission Technologies	Automation and Specialty	Corporate	Inter-segment eliminations	Total
Net sales	$237.6	$252.0	$—	$(1.0)	$488.6	$458.6	$504.1	$—	$(2.0)	$960.7
JVS net sales	—	(52.1)	—	—	(52.1)	—	(113.7)	—	—	(113.7)
Pro Forma Net Sales*	$237.6	$199.9	$—	$(1.0)	$436.5	$458.6	$390.4	$—	$(2.0)	$847.0
Income from operations:
Income/(loss) from operations	$33.2	$37.0	$(4.7)	$—	$65.5	$60.4	$78.1	$(7.9)	$—	$130.6
Restructuring costs	0.4	0.4	—	—	0.8	1.0	0.7	—	—	1.7
Acquisition related stock compensation expense	—	—	0.2	—	0.2	—	—	0.5	—	0.5
Acquisition related amortization expense	2.2	15.5	—	—	17.7	4.3	31.0	—	—	35.3
Acquisition related expenses	—	—	0.4	—	0.4	—	—	0.4	—	0.4

Non-GAAP Income From Operations*	$35.8	$52.9	$(4.1)	$—	$84.6	$65.7	$109.8	$(7.0)	$—	$168.5
Non-GAAP Income From Operations as a percentage of Segment net sales*	15.1%	21.0%			17.3%	14.3%	21.8%			17.5%

Reconciliation of Pro Forma Non-GAAP Income From Operations:
Non-GAAP Income From Operations*	$35.8	$52.9	$(4.1)	$—	$84.6	$65.7	$109.8	$(7.0)	$—	$168.5
JVS Non-GAAP Income From Operations	—	(11.3)	—	—	(11.3)	—	(26.0)	—	—	(26.0)
JVS stranded costs	—	1.2	(1.2)	—	—	—	2.4	(2.4)	—	—
Pro Forma Non-GAAP Income From Operations*	$35.8	$42.8	$(5.3)	$—	$73.3	$65.7	$86.2	$(9.4)	$—	$142.5
Pro Forma Non-GAAP Income From Operations as a percent of Pro Forma Net Sales*	15.1%	21.4%			16.8%	14.3%	22.1%			16.8%

*Discussion of Non-GAAP Financial Measures

The non-GAAP financial measures used in this release are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance the overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. We believe that these measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations as well as insight into the compliance with our debt covenants. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. Our industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.

Organic Sales and Organic Sales Growth

Organic Sales in this release are net sales excluding the impact of foreign currency translation and acquisitions. Organic Sales can be expressed as a dollar amount or a percentage rate when describing Organic Sales Growth.

Non-GAAP Net Income, Non-GAAP Income From Operations, Non-GAAP Diluted Earnings Per Share, Non-GAAP Operating Income Margin, and Non-GAAP Net Income and Non-GAAP Diluted EPS Guidance

Non-GAAP Net Income, Non-GAAP Income From Operations, Non-GAAP Diluted Earnings Per Share, and Non-GAAP Net Income and Non-GAAP Diluted Earnings Per Share Guidance exclude, as applicable to the particular period, acquisition related amortization expense, acquisition related expense, acquisition related stock compensation expense, restructuring and consolidation costs, non-cash amortization of interest rate swap expense and other income or charges that management does not consider to be directly related to the Company’s core operating performance. Non-GAAP Diluted Earnings Per Share is calculated by dividing Non-GAAP Net Income by GAAP weighted average shares outstanding (diluted). Non-GAAP Operating Income Margin is calculated by dividing Non-GAAP Income From Operations by GAAP Net Sales.

Non-GAAP Gross Profit

Non-GAAP gross profit excludes amortization of inventory fair value adjustment. Non-GAAP gross profit margin is calculated by dividing Non-GAAP gross profit by GAAP Net Sales.

Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA Guidance

Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA Guidance represent earnings before interest, taxes, depreciation, acquisition related amortization, acquisition related costs, restructuring costs, stock-based compensation, asset impairment and other income or charges that management does not consider to be directly related to the Company’s core operating performance.

Non-GAAP Adjusted EBITDA Margin

Non-GAAP Adjusted EBITDA Margin is calculated by dividing Non-GAAP Adjusted EBITDA by GAAP Net Sales.

Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow Guidance

Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow Guidance are calculated by deducting purchases of property, plant and equipment.

Non-GAAP Adjusted Free Cash Flow and Non-GAAP Adjusted Free Cash Flow Guidance

Non-GAAP Adjusted Free Cash Flow and Non-GAAP Adjusted Free Cash Flow Guidance are calculated by deducting purchases of property, plant and equipment and adding back the JVS transaction costs paid and tax paid as a result of the JVS divestiture.

Non-GAAP Operating Working Capital

Non-GAAP Operating Working Capital is calculated by deducting accounts payable from net trade receivables plus inventories.

Net Debt

Net Debt is calculated by subtracting cash and cash equivalents from total gross debt.

Pro Forma Net Sales, Pro Forma Net Sales Guidance, Pro Forma Net Income, Pro Forma Non-GAAP Net Income Guidance, Pro Forma Diluted Earnings Per Share, Pro Forma GAAP Diluted Earnings Per Share Guidance, Pro Forma Non-GAAP Earnings per Diluted Share, Pro Forma Non-GAAP Earnings per Diluted Share Guidance, Pro Forma Non-GAAP Adjusted EBITDA, Pro Forma Non-GAAP Adjusted EBITDA Guidance, Pro Forma Non-GAAP Adjusted EBITDA Margin, Pro Forma Non-GAAP Operating Income Margin, Pro Forma Non-GAAP Income From Operations, Pro Forma Non-GAAP Gross Profit,

Pro Forma Non-GAAP Gross Profit as a Percent of Pro Forma Net Sales, Pro Forma Organic Sales and Pro Forma Organic Sales Growth, Pro Forma Non-GAAP Free Cash Flow Guidance

Pro Forma GAAP and Pro Forma Non-GAAP financial measures and guidance exclude the impact of the JVS business.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed”, “should be,” "will,” “guidance,” “outlook,” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, the statements under the “Business Outlook” section and statements related to management's expectations regarding (a) pent-up demand and CapEx investments continuing across many markets and the Company being well-positioned to navigate through such period, (b) the underlying health of the Company and its industry, (c) the Company's ability to achieve targeted synergies from its acquisition of Nook Industries, (d) the Company's commitment to taking pricing actions if necessary to continue to protect margins, (e) the Company’s execution on its strategy to strengthen its balance sheet and position its portfolio with highly engineered products in the motion control and power transmission markets, (f) further strengthening of cash flows, (g) the Company's ongoing efforts to lower its leverage, (h) the Company’s business outlook for fiscal year 2022 and (i) the Company continuing to transform into a premier industrial company and technology leader.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in political and economic conditions in the United States and abroad, including, but not limited to, changes as a result of the war in Ukraine, and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, and the effects of tariffs and other trade actions taken by the United States and other countries, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain including the impact of the global semiconductor chip shortage, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues involving the Company’s facilities or the Company’s customers, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) impairment or reduction of goodwill or intangible assets, (17) failure of operating equipment or information technology infrastructure, including cyber-attacks or other security breaches, and failure to comply with data privacy laws or regulations, (18) risks associated with our debt leverage, (19) risks associated with restrictions contained in the agreements governing Altra’s $400 million aggregate principal amount of 6.125% senior notes due 2026 and Altra’s revolving credit facility and term loan facility, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) risks associated with enhancements to our enterprise resource planning system, (23) risks associated with the Nook Industries and A&S acquisitions and integration and other acquisitions, (24) risks associated with certain minimum purchase agreements we have with suppliers, (25) risks related to our relationships with strategic partners, (26) our ability to offset increased commodity and labor costs with increased prices, (27) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (28) disruption of our supply chain, (29) risks associated with our exposure to renewable energy markets, (30) risks related to regulations regarding conflict minerals, (31) risks related to restructuring and plant consolidations, (32) exposure to United Kingdom political developments, including the effect of its withdrawal from the European Union, and the uncertainty surrounding the effect of Brexit and related negative developments in the European Union and elsewhere, (33) Altra’s ability to achieve the efficiencies, savings and other benefits anticipated from its cost reduction, margin improvement, restructuring, plant consolidation and other business optimization initiatives, (34) the risks associated with transitioning from LIBOR to a replacement alternative reference rate, (35) the scope and duration of the COVID-19 global pandemic and its impact on global economic systems and our employees, sites, operations, customers and supply chain, including the impact of the pandemic on manufacturing and supply capabilities throughout the world, (36) adverse conditions in the credit and capital markets limiting or preventing the Company’s and its customers’ and suppliers’ ability to borrow or raise capital, (37) the Company’s ability to invest in new technologies and manufacturing techniques and to develop or adapt to changing technology and manufacturing techniques, (38) defects, quality issues, inadequate disclosure or misuse with respect to our products and capabilities, (39) changes in labor or employment laws, (40) the Company’s ability to recruit, retain and motivate key sales, marketing or engineering personnel, (41) unplanned repairs or equipment outages, (42) changes in the Company’s tax rates, or exposure to additional income tax liabilities or assessments, as well as audits by tax authorities, (43) the risks associated with the Company’s ability to successfully divest or otherwise dispose of businesses that are deemed not to fit with our strategic plan or are not achieving the desired return on investment and (44) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra does not intend to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

AIMC-E

CONTACT:

Altra Investor Relations

781-917-0600

Email: ir@altramotion.com